                                                                   EXHIBIT 12(a)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

                                                                          Three Months Ended June 30,
Millions, Except Ratios                                                       2001            2000
                                                                          ------------    ------------
     Earnings:
          Net income ..................................................   $        262    $        264
          Undistributed equity earnings ...............................             (1)            (13)
                                                                          ------------    ------------
          Total earnings ..............................................            261             251
                                                                          ------------    ------------
     Income taxes .....................................................            157             150
                                                                          ------------    ------------
     Fixed charges:
          Interest expense including amortization of debt discount ....            146             147
          Portion of rentals representing an interest factor ..........             10              41
                                                                          ------------    ------------
          Total fixed charges .........................................            156             188
                                                                          ------------    ------------
     Earnings available for fixed charges .............................   $        574    $        589
                                                                          ------------    ------------
     Ratio of earnings to fixed charges ...............................            3.7             3.1
                                                                          ------------    ------------